Exhibit 10.2

Wilds Industrial Center (Multi-Tenant Facility)

“Cell 4” LEASE AGREEMENT

THIS AGREEMENT, made this ___8_ day ___November 2021____, between:

THE BRADFORD REGIONAL AIRPORT AUTHORITY (BRAA),

212 Airport Drive, Lewis Run, PA hereinafter called “LESSOR”,

A

N

D

DMint Inc.

DBA as if applicable

ADDRESS

hereinafter called

“LESSEE”.

In consideration of the mutual agreements, covenants, representations, and warranties contained herein, and in reliance thereon, LESSOR AND LESSEE, intending to be legally bound, hereby agree as follows:

LESSOR hereby leases to LESSEE and LESSEE hereby leases from Lessor, the Multi-Tenant space containing 6,000 square feet of space identified as “Cell 4”, total lease space of 6,000 sq ft along with the adjacent loading and parking areas identified on the attached plan (Exhibit “A”), located at the Bradford Regional Airport Authority multi-tenant building, in Lafayette Township, County of McKean and Commonwealth of Pennsylvania (Leased Premises). The Initial Term of this Lease shall commence upon its execution, and, shall expire on the 5th anniversary of the Commencement Date unless terminated earlier as provided herein. For purposes of this Lease, “Term” shall mean the Initial Term and any Renewal Term(s). During the Initial Term of this Lease LESSEE shall pay to LESSOR monthly base rent (“Initial Rent”) at the rate of $5.00/sq. ft or $30,000 per annum, to be paid without demand in equal monthly payments of $2,500 in advance on the first day of each month, beginning on the Commencement Date. All monies are to be paid at the office of the LESSOR during business hours or at such other place as LESSOR may, in writing, from time to time direct. Each month’s payment of rent by LESSEE to LESSOR is due and payable by the 1st day of the month and will either be delivered by the LESSEE or his employee or agent by said 1st day of the month or mailed by LESSEE with a postmark not later than the 1st day of the month. If payment is not received by the1st of the month in which it is due, a $250.00 penalty fee will be assessed.

Should the leased premises be subjected to the assessment and collection of real estate taxes during the initial term of this lease the Tenant shall promptly reimburse Landlord for the payment thereof.  Said reimbursement shall be in addition to the rent payable.

The above letting is subject to the following covenants, terms, and conditions:

1. TENANT LEASE DEFAULT. The LESSOR may not terminate this Agreement unless there exists negligence by the LESSEE to fulfill the requirements of the LEASE. Any suggested termination by the LESSOR must first be handled through a grievance procedure that will consist of:

a. The LESSOR notifying the LESSEE of any problems via registered mail; clearly stating what problems exist and expected corrective action(s).

b. The LESSEE will have fifteen (15) days to respond back via registered mail to the LESSOR with its intended action(s).

c. The LESSOR and LESSEE will agree to a timetable for correcting any stated problems, and/or concerns. At this point, the disagreement may be reconciled, or move to the following steps.

d. If both parties cannot come to an agreement, they will present their case before a Pennsylvania court of competent jurisdiction.

2. USE AND ASSIGNMENT. LESSEE agrees to comply with all local, and State laws, ordinances, rules and regulations applying to the use of the Leased Premises. LESSEE has examined the Leased Premises and accepts them and any improvements therein or thereon in an “as is” condition. In addition, LESSEE agrees that neither the LESSOR nor anyone acting on the LESSOR’S behalf has made any representation or warranties with respect to the Leased Premises. LESSEE may NOT sublease, assign, or otherwise transfer this Lease without LESSORS prior written consent.

The LESSEE shall have the right to use the Leased Premises for legitimate business purposes. LESSOR represents and warrants that so long as LESSEE performs or observes, as applicable, every agreement and obligation of LESSEE under this Lease, Tenant shall quietly enjoy the Leased Premises without hindrance by LESSOR or anyone claiming under LESSOR except as otherwise expressly provided herein.

3. REMEDIES FOR NON-PAYMENT OF RENT. LESSEE will pay the said specified rent, or any other charges payable, including $250.00 late fee along with all damages, costs including but limited to attorney fees and other charges provided for in this lease. In the case of non-payment of said rent, damages, costs, charges, for a period of thirty days following a written notice of same, or in case the leased premises are deserted or vacated for more than sixty days, LESSOR may enter the premises, without being liable for any prosecution or action therefore. In addition, the LESSOR may distrain the lease not only for the specific rent above mentioned, but also for all damages, costs, including attorney fees and any other charges payable in this lease, with the same force and effect as if the same were a distrain for rent in arrears and may also relet the same premises as agent of the LESSEE for any unexpired portion of the term and receive the rent therefore.

4. REPAIRS AND IMPROVEMENTS. LESSEE shall, during the term and all continuations thereof, keep and at the expiration thereof, peaceably surrender possession of said premises in as good order and condition as the same now are. Reasonable wear and tear and damage by fire or other casualty not occurring through LESSEE’S negligence is expected. At the expiration of the Term of this lease LESSEE will deliver the keys to the office of the LESSOR.

LESSEE shall not make any alterations, additions, or improvements, except those necessary for the business purposes stated in paragraph 2 above, without LESSOR’S written consent which shall not be unreasonably withheld. All alterations, additions, or improvements that will alter the physical make up of the building itself in any way, in addition to LESSOR’S approval, shall be made by a reputable contractor approved by the BRAA. All alterations, additions or improvements made by either party hereto upon the premises, that become permanent attachments to the building must remain with the building of this LEASE without molestation or injury upon termination of this LEASE, whether the buildings and/or grounds be returned to the LESSOR or purchased by another party. Any electrical, mechanical, and/or plumbing modifications/additions/revisions made by the LESSEE are not considered permanent if they can be removed without any damage to the building (such as new piping, transformer additions, air pipes). When any such electrical, mechanical, and/or plumbing modifications/additions/revisions are removed, the LESSEE shall make every reasonable effort to restore the building to its original condition.

LESSOR shall be responsible for maintaining, repairing, and replacing all major elements of the building, such as walls, floor, foundation, roof, windows, plumbing, electric, water, and sewage and existing HVAC systems as necessary for Lessee’s business purposes. LESSEE will be responsible for all snow removal unless a separate agreement arranging for snow removal is entered into with the Bradford Regional Airport Authority. LESSEE, will be responsible for replacement interior light bulbs, repair/replacement of all glass to include interior office and exterior windows, minor plumbing repairs and maintenance. In the event LESSEE does not promptly repair an item for which it is responsible, LESSOR may cause the repair to be made and LESSEE shall reimburse LESSOR for the cost thereof. LESSOR shall be responsible for exterior lighting.

5. LIABILITY INSURANCE. LESSEE will maintain a minimum general liability insurance covering any all claims for injuries and property damage to persons and property occurring in, upon or about the Leased Premises, during the Term of this Lease in an amount of $2,000,000 LESSEE shall furnish LESSOR with proof of insurance. Further LESSEE shall name LESSOR as an additional insured under its policy.

6. FIRE AND CASUALTY. If the Leased Premises are damaged by the elements or fire or other casualty, so that the Leased Premises have been rendered untenantable in whole or in material part, either Party shall have the option to terminate this Lease upon fifteen (15) days prior written notice. If neither Party elects to terminate this Lease, LESSOR shall restore the Leased Premises as soon as reasonably practicable. If the Leased Premises are rendered untenantable only in part, the Rent shall be abated in proportion to the part rendered untenantable, and if rendered wholly untenantable or in such manner as would impair LESSE’S reasonable use for the intended purpose the entire Rent shall be abated, until such time as the Leased Premises is completely restored to the reasonable satisfaction of the LESSEE.

7. UTILITIES. LESSEE shall be responsible for the establishment of accounts and payment of all utilities, including gas, electric, water, sewage garbage, telephone, and janitorial/cleaning services. LESSEE shall provide to LESSOR proof of payment on all utilities. LESSEE shall be responsible for all unpaid utility bills upon vacating the premise.

8. PARKING. LESSEE shall have the right to park cars, SUV’s and the LESSEE’s company light trucks/vans, at LESSEE’S sole risk, on the parking areas of LESSOR. The LESSEE is responsible for the general maintenance and repair, including snow removal of their parking and loading areas.

9. TERM. The Initial Term of this Lease shall commence upon its execution (“Commencement Date”), and, shall expire on the 5th anniversary/November 8, 2026 of the Commencement Date. LESSEE will be given first right of refusal on additional available space at terms to be determined at that time. Tenant may assume occupancy of “Cell 4” on or after November 8, 2021.

Attornment. If LESSOR sells the Wilds Industrial Center/multi-Tenant facility or assigns this Lease, the terms and conditions of this Lease, in their entirety, shall survive said sale or assignment, and shall be binding upon any new purchaser or assignee as though said purchaser and/or assignee was the original LESSOR under this lease.

10. WAIVER OF LIABILITY OF LESSOR. The LESSEE shall defend, indemnify, save and hold harmless the LESSOR, successors and assigns from and against any and all claims, liabilities, injuries, damages, lawsuits, demands, costs or expenses (including but not limited to reasonable attorney’s fees), of whatever kind or nature, arising solely out of negligent acts or omissions of LESSEE, except for those arising from environmental problems which are covered separately in Paragraph 12, whether for death, personal injury, property damage or otherwise, sustained by anyone in and about the premises (including the parking areas and appurtenances), or in connection with negligent acts or omissions of the LESSEE or its officers, agents, servants, employees, contractors or sub lessees.

In addition, the LESSEE, its employees, agents or invitees waive any claim they may have against the LESSOR, its officers, directors, employees, agents, successors and assigns for any damage or claims arising from Lessor’s repairs of the premises, for interruption of the lease by reason of the destruction of the premises or its contents or from fire, robbery, theft and/or any other casualty; provided, however that the LESSOR shall be liable for property damage caused by or arising from the LESSOR’S negligent or willful acts or the negligent or willful acts or breach of this Lease or the neglectful or willful acts of its agents or employees.

11. ENVIRONMENTAL PROBLEMS.

LESSOR and its successors and assigns shall indemnify and hold harmless LESSEE, its equity holders, managers, directors, officers, employees, agents, representatives and their respective heirs, executors, administrators and personal representatives, successors and assigns, against and with respect to any and all damages, claims, losses, fines, penalties, liabilities, costs and expenses (including, without limitation, reasonable legal costs and expenses and investigation and remediation costs and expenses), which are incurred by LESSEE, or which are asserted against or imposed upon LESSEE, by any other party (including without limitation any governmental entity), arising out of or connected with any Environmental Condition (as hereinafter defined) in existence as of the Commencement Date.

LESSEE and its successors and assigns, shall indemnify and hold harmless LESSOR, its equity holders, managers, directors, officers, affiliates, their respective heirs, executors, administrators and personal representatives, successors and assigns, against and with respect to any and all damages, claims, losses, fines, penalties, liabilities, costs and expenses (including, without limitation, reasonable legal costs and expenses and investigation and remediation costs and expenses), which are incurred by LESSOR, or which are asserted against or imposed upon LESSOR, by any third party (including, without limitation, any governmental entity), arising out of or connected with (i) any Environmental Condition or health and safety condition caused by LESSEE’s negligence, willful misconduct, or otherwise in any way attributable to LESSEE’s use or occupancy of the Leased Premises; or (ii) the failure by LESSEE to comply with environmental, industrial hygiene, or health and safety laws.

As used herein, the term “Environmental Condition” means any condition that may exist at or adjacent to the Leased Premises with respect to contamination of soil, surface or ground waters, stream sediments, and every other environmental media, which conditions could require response as defined in 42 U.S.C. Section 9601 (but not limited to response actions required under the statute) or which could result in claims, demands, orders or liabilities to the LESSOR or LESSEE by third parties, including without limitation, governmental entities for noncompliance with all applicable state, federal and local laws and regulations, specifically those regulating the storage and removal of LESSEES waste material including pesticides and fertilizer.

12. RENEWAL OF LEASE In the event either the LESSOR or the LESSEE chooses not to renew the Lease, the party choosing not to renew the lease must notify the other party in writing by registered mail one hundred eighty (180) days prior to the end of each lease term. Reasons for renewal of the Lease must be consistent with the covenants, terms, and conditions of this Agreement. If the Lease is not renewed by the LESSOR in accordance with this Agreement, the LESSEE shall have one-hundred and eighty (180) days to vacate the premises.

In the event either the LESSOR or the LESSEE proposes any changes in the Lease, the party proposing the changes will notify the other party of the suggested changes in writing by registered mail one hundred eighty (180) days prior to the end of each Lease term. Suggested changes to this Agreement, will be negotiated between the LESSOR and the LESSEE during the minimum time of one hundred eighty (180) days prior to the expiration of the lease term. In the event the proposed changes are not mutually agreed upon, the covenants, terms, and conditions of this Lease shall continue to remain in effect.

However, LESSOR grants to LESSEE the right to renew this Lease under terms and conditions, including an increase in monthly rent for a period yet to be determined as a Renewal Term. LESSEE shall notify LESSOR one hundred eighty (180) days prior to the end of each lease term of their intention to renew said lease. Without 180 days prior notice the LESSOR may advertise the space and enter into a lease agreement with another party at the end of the LESSEEs lease date of November 8, 2026. LESSEE retains the right to extend the lease on a one year basis from year to year up to 5 consecutive years at a rate to be negotiated at that time. LESSEE will be given first right of refusal on additional available space at terms to be determined at that time.

13. SEVERABILITY. In the event that any provision of this Lease is held to be invalid, such holding shall not affect the validity of the remaining provisions.

14. GENERAL. It is the intention of the LESSOR to enter into this Agreement with the LESSEE to provide a quality premises in which the LESSEE may operate its business and to provide the LESSEE assistance which may be available in order for the operation to grow and prosper. It is the intention of the LESSEE to enter into this Agreement with the LESSOR to operate a quality and profitable business and to provide meaningful quality employment opportunities for its employees.

15. COMPLIANCE WITH EDA RESTRICTIVE COVENANTS The Landlord and Tenant acknowledge that the premises were improved, in part, with funding from the United States Economic Development Administration (EDA), United States Department of Commerce, EDA Project Number 01-01-08909 and are subject to the terms and conditions of the EDA financial assistance award.  Consequently, all recipients or owners and/or their successors and assigns, agree as follows:

(a)	Real Property or tangible Personal Property acquired or improved with EDA Investment Assistance must be used in a manner that is consistent with the authorized general and specific purposes of the Award, in this case, as a business incubator and EDA policies concerning adequate consideration non-relocation and environmental compliance. It may not be used in violation of the nondiscrimination requirements set forth in 13 C.F.R. §302.20 or for inherently religious activities prohibited by applicable federal law.

(b)	Tenant agrees to provide Landlord and/or EDA with any document, evidence or report required to assure compliance with federal and state law, including, but not limited to, applicable federal and state environmental laws.

(c)	Any deeds or instruments of conveyance shall contain a covenant which shall prohibit the use of the subject property for any purpose other than the authorized purpose of the EDA grant, which in this case, is as a business incubator. This covenant shall remain in effect for a period of not less than twenty (20) years.

16. Governing Law and Venue. The laws of the Commonwealth of Pennsylvania shall govern the validity, interpretation, performance, and enforcement of this Lease. The Parties agree that the exclusive jurisdiction for the resolution of disputes hereunder shall be the Court of Common Pleas of McKean County, Pennsylvania and the Parties hereby consent to the exclusive jurisdiction of such courts to hear and resolve disputes under this Lease.

17. Merger. This Lease is the only understanding and agreement between the Parties pertaining to the Leased Premises, and all negotiations and oral agreements acceptable to the Parties are included herein.

18. Amendment. This Lease shall not be changed, amended, or supplemented except by written instrument signed by LESSEE and LESSOR.

19. Entire Agreement. This Lease and any exhibit or addendum that may be attached hereto set forth the entire agreement and understanding between the Parties regarding the subject matter hereof and supersedes all prior written or oral agreements or understandings existing between the parties concerning the subject matter hereof.

20. Counterparts. This Lease may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together will constitute one and the same agreement.

21. Waiver. No waiver of any term, provision, or condition of this Lease, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further and continuing waiver of any such term, provision or condition of this Lease.

The terms of this lease shall be binding upon the parties, their heirs, executors, administrators, successors, and assigns.

IN WITNESS WHEREOF, the parties have duly executed this lease.

ATTEST:	LESSOR:
BRADFORD REGIONAL AIRPORT AUTHORITY

/s/ Alicia Dankesreiter
Date: 11/20/2021

ATTEST:	LESSEE:
DMint, Inc.

/s/ Ronny Yakov
Date: 11/9/2021